Exhibit 99.1

news release

Contacts:

Phoenix Technologies Ltd.	Sapphire Investor Relations, LLC
Randall Bolten, SVP & CFO	Maria Riley
408-570-1000	408-570-1319
Investor_Relations@phoenix.com	Investor_Relations@phoenix.com

For Immediate Release

Phoenix Technologies Ltd. Reports Fiscal Second Quarter Financial Results

MILPITAS, CA: April 27, 2005 — Phoenix Technologies Ltd. (NASDAQ: PTEC) today reported its fiscal second quarter 2005 financial results.

For the fiscal quarter ended March 31, 2005, the Company announced revenue of $27.0 million, operating income of $4.7 million, and net income of $3.0 million, or $0.12 per diluted share. These figures compare to revenue of $26.2 million, operating income of $4.2 million, and net income of $2.2 million, or $0.09 per diluted share, in the quarter ended December 31, 2004. The comparable results in the year-earlier period ended March 31, 2004 were revenue of $20.7 million, operating income of $0.6 million, and a net loss of $0.6 million, or $0.02 per share. Revenue from new businesses, including PC applications and non-PC devices, accounted for 31% of total revenue, compared to 28% in the previous quarter and 40% in the year-earlier quarter.

“We are pleased to deliver another solid quarter, with sequential revenue growth, improved operational efficiency and continued financial discipline all contributing significantly to Phoenix Technologies’ further improvement in net income,” said Albert E. Sisto, Chairman, CEO and President. “Revenue from our new business areas continued to grow and we are especially encouraged by the acceptance of our applications products by our worldwide channel partners. The scope of the devices that we touch continues to expand in every region laying the foundation for additional top line growth. Our new innovative tool, Phoenix CoreArchitect, for both our PC and non-PC customers, is helping to bring new, differentiated designs to market faster, demonstrating our commitment to deliver leading ‘state of the art’ solutions that are highly valued by our customers.”

The Company’s cash and short–term investments as of March 31, 2005, were $58.9 million, compared to $62.6 million at December 31, 2004. Operating expenses were $18.0 million, compared to $17.7 million in the quarter ended December 31, 2004 and $16.0 million for the quarter ended March 31, 2004.

The Company will conduct its regularly scheduled financial announcement conference call on Wednesday, April 27, 2005, at 1:30 p.m. PT. Investors are invited to listen to a live audio web cast of Phoenix’s quarterly conference call on the investor relations section of the Company’s website at www.phoenix.com. A replay of the web cast will be available approximately 30 minutes after the conclusion of the call. An audio replay of the conference call will also be available approximately two hours after the conclusion of the call. The audio replay will be available until Monday, May 2, 2005 at 9:00 p.m. PT and can be accessed by dialing 800-642-1687 or 706-645-9291 and entering conference number 5171293.

About Phoenix

Phoenix Technologies develops a complete product suite of Core System Software, tools and applications to deliver trusted, seamless computing to digital devices for an Internet-connected world. Phoenix Technologies helped launch the PC industry nearly 25 years ago. Today we are extending our leadership and knowledge at the core of machines, beyond the PC to a wide range of platforms and devices.

Phoenix Core System Software has set the standard for the world’s leading branded PC OEMs and their global network of supply chain and software partners. Today, Phoenix solutions enable, secure, connect, and recover the world’s best-known systems. These solutions are built into the device core, where they are protected from viruses, user errors, hackers, and corruption. Phoenix is headquartered in Milpitas, Calif. (Silicon Valley), with offices in global business and technology centers. For more information, visit www.phoenix.com.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

With the exception of historical information, the statements set forth above include forward-looking statements that involve risk and uncertainties. All forward-looking statements included in this document are based upon information available to the Company as of the date hereof, and the Company assumes no obligation to update any such forward looking statement. Factors that could cause actual results to differ materially from those in the forward looking statements are discussed in the Company’s filings with the Securities and Exchange Commission, including its recent filings on Form 10-K, filed December 27, 2004.

Phoenix and Phoenix Technologies are registered trademarks of Phoenix Technologies Ltd.

PHOENIX TECHNOLOGIES LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	March 31, 2005	September 30, 2004
Assets

Current assets:
Cash and short-term investments	$58,920	$59,823
Accounts receivable, net	35,776	23,871
Other current assets	3,797	6,268

Total current assets	98,493	89,962

Property and equipment, net	4,287	4,519
Computer software costs, net	6,245	7,922
Goodwill, net	13,933	13,433
Intangible assets, net	403	437
Other assets	3,242	4,612

Total assets	$126,603	$120,885

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$1,168	$2,188
Accrued compensation and related liabilities	6,810	5,535
Deferred revenue	6,040	9,642
Income taxes payable	3,032	3,136
Other accrued liabilities	4,571	3,765

Total current liabilities	21,621	24,266

Long-term obligations	3,475	3,590

Total liabilities	25,096	27,856

Stockholders’ equity:
Preferred stock	—	—
Common stock	32	32
Additional paid-in capital	182,584	180,525
Retained earnings	10,025	4,793
Accumulated other comprehensive loss	(691)	(1,878)
Less: Cost of treasury stock	(90,443)	(90,443)

Total stockholders’ equity	101,507	93,029

Total liabilities and stockholders’ equity	$126,603	$120,885

PHOENIX TECHNOLOGIES LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2005	2004	2005	2004
Revenues	$27,044	$20,672	$53,220	$39,172
Cost of revenues	4,328	4,042	8,564	7,656

Gross Margin	22,716	16,630	44,656	31,516

Operating expenses:
Research and development	5,215	5,469	9,945	11,008
Sales and marketing	8,689	7,404	17,999	15,748
General and administrative	4,052	3,143	7,630	6,226
Amortization of acquired intangible assets	17	17	34	34
Stock-based compensation	60	53	132	105
Restructuring and related charges	0	(60)	0	(60)

Total operating expenses	18,033	16,026	35,740	33,061

Income (loss) from operations	4,683	604	8,916	(1,545)

Interest and other income (expense), net	(44)	(528)	(741)	(367)

Income (loss) before income taxes	4,639	76	8,175	(1,912)

Income tax expense	1,649	683	2,943	1,133

Net income (loss)	$2,990	$(607)	$5,232	$(3,045)

Income (loss) per share:
Basic	$0.12	$(0.02)	$0.21	$(0.12)
Diluted	$0.12	$(0.02)	$0.20	$(0.12)
Shares used in income (loss) per share calculation:
Basic	24,786	24,435	24,692	24,384
Diluted	25,873	24,435	25,546	24,384

PHOENIX TECHNOLOGIES LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended March 31,
	2005	2004
Cash flows from operating activities:
Net income (loss)	$5,232	$(3,045)
Reconciliation to net cash provided by operating activities:
Depreciation and amortization	3,337	3,882
Stock-based compensation	133	105
Loss from disposal of fixed assets	—	268
Deferred income tax	370	(9)

Change in operating assets and liabilities:
Accounts receivable	(11,905)	(4,750)
Prepaid royalties and maintenance	1,149	1,361
Other assets	2,321	123
Accounts payable	(1,021)	(663)
Accrued compensation and related liabilities	1,275	(2,052)
Deferred revenue	(3,602)	15,483
Income taxes	(104)	(1,033)
Accrued restructuring charges	(434)	(613)
Other accrued liabilities	1,126	(690)

Net cash (used in) provided by operating activities	(2,123)	8,367

Cash flows from investing activities:
Proceeds from sale of investments	85,737	86,939
Purchases of investments	(78,310)	(83,945)
Proceeds from the sale of fixed assets	—	38
Acquistion of Businesses, Net of Cash and Cash Equivalents	(500)	—
Purchases of property and equipment	(1,394)	(593)

Net cash provided by investing activities	5,533	2,439

Cash flows from financing activities:
Proceeds from stock purchases under stock option and stock purchase plans	1,927	641

Net cash provided by financing activities	1,927	641

Effect of exchange rate changes on cash and cash equivalents	1,187	144

Net increase in cash and cash equivalents	6,524	11,591
Cash and cash equivalents at beginning of period	38,898	26,601

Cash and cash equivalents at end of period	$45,422	$38,192